Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact:

Kenneth M. Schwartz

914/448-2700

K&F Industries Holdings, Inc. Announces That it Will Seek More Favorable Terms in Existing Credit Facility

NEW YORK – September 23, 2005 – K&F Industries Holdings, Inc. (NYSE: KFI), announced that, in light of the company’s enhanced capitalization as a result of its recent initial public offering, the company will seek an amendment to secure more favorable terms in its existing credit facility.  The company will disclose the terms of any such amendment if and when they have been agreed to by the company and the lenders under such credit facility.

About K&F

K&F Industries Holdings, Inc., through its Aircraft Braking Systems Corporation subsidiary, manufactures wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft.  K&F’s other subsidiary, Engineered Fabrics Corporation, manufactures aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

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Forward Looking Statements

Some statements and information contained herein are not historical facts, but are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with SEC or press releases.  These forward-looking statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “should” or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties.  We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control.  Some of these factors and conditions include, but are not limited to: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, (iv) our substantial indebtedness, (v) adverse conditions in the public capital markets, (vi) a change in the terms or structure of, or the decision to abandon, the proposed transaction, (vii) the failure for any reason to consummate the transaction on the proposed terms or otherwise, and (viii) other risks and uncertainties detailed in the registration statement referenced above.  This press release should be read in conjunction with our periodic reports filed with the SEC.  We undertake no obligation to revise these statements following the date of this press release.